                                                                 Exhibit 26(c)

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                     SECURITIES AND EXCHANGE COMMISSION
                          Washington, D. C.  20549

                         ---------------------------

                                  FORM  T-1

                          STATEMENT OF ELIGIBILITY
                  UNDER THE TRUST INDENTURE ACT OF 1939 OF
                 A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                    ------------------------------------

             CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF
              A TRUSTEE PURSUANT TO SECTION 305(b)(2) ________

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                                CHEMICAL BANK
             (Exact name of trustee as specified in its charter)

New York                                                      13-4994650
(State of incorporation                                 (I.R.S. employer
if not a national bank)                              identification No.)

270 Park Avenue
New York, New York                                                 10017
(Address of principal executive offices)                      (Zip Code)

                             William H. McDavid
                               General Counsel
                               270 Park Avenue
                          New York, New York 10017
                            Tel:  (212) 270-2611
          (Name, address and telephone number of agent for service)

                    ------------------------------------

                               PHH CORPORATION
             (Exact name of obligor as specified in its charter)

Maryland                                                      52-0551284
(State or other jurisdiction of                         (I.R.S. employer
incorporation or organization)                       identification No.)

11333 McCormick Road
Hunt Valley, Maryland                                              21031
(Address of principal executive offices)                      (Zip Code)

                    ------------------------------------

                               Debt Securities
                     (Title of the indenture securities)
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

                                    GENERAL

Item 1.  General Information.

         Furnish the following information as to the trustee:

         (a) Name and address of each examining or supervising authority to which it is subject. New York State Banking Department, State House, Albany, New York 12110.

         Board of Governors of the Federal Reserve System, Washington, D.C., 20551 and Federal Reserve Bank of New York, District No. 2, 33 Liberty Street, New York, N.Y.

         Federal Deposit Insurance Corporation, Washington, D.C., 20429.

         (b)  Whether it is authorized to exercise corporate trust powers.

              Yes.


Item 2.  Affiliations with the Obligor.

         If the obligor is an affiliate of the trustee, describe each such affiliation.

         None.

16.     List of Exhibits

        List below all exhibits filed as a part of this Statement of Eligibility.

        1. A copy of the Articles of Association of the Trustee as now in effect, including the Organization Certificate and the Certificates of Amendment dated February 17, 1969, August 31, 1977, December 31, 1980, September 9, 1982, February 28, 1985 and December 2, 1991 (see Exhibit 1 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference).

        2. A copy of the Certificate of Authority of the Trustee to Commence Business (see Exhibit 2 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference).

        3. None, authorization to exercise corporate trust powers being contained in the documents identified above as Exhibits 1 and 2.

        4. A copy of the existing By-Laws of the Trustee (see Exhibit 4 to Form T-1 filed in connection with Registration Statement No. 33-46892, which is incorporated by reference).

        6. The consent of the Trustee required by Section 321(b) of the Act (see Exhibit 6 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference).

        7. A copy of the latest report of condition of the Trustee, published pursuant to law or the requirements of its supervising or examining authority.


                                   SIGNATURE

        Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, Chemical Bank, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York, on the 24th day of February, 1994.


                                   CHEMICAL BANK



                                   By /s/ Thomas J. Foley
                                      ---------------------------------
                                      Thomas J. Foley
                                      Vice President

                            Exhibit 7 to Form T-1


                              Bank Call Notice

                           RESERVE DISTRICT NO. 2
                     CONSOLIDATED REPORT OF CONDITION OF

                                Chemical Bank
                of 270 Park Avenue, New York, New York 10017
                   and Foreign and Domestic Subsidiaries,
                   a member of the Federal Reserve System,

          at the close of business December 31, 1993, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.


                                                          Dollar Amounts
                   ASSETS                                   in Millions
Cash and balances due from depository institutions:
  Noninterest-bearing balances and
    currency and coin...................................      $  4,371
  Interest-bearing balances.............................         5,829
Securities..............................................        21,834
Federal Funds sold and securities purchased
  under agreements to resell in domestic
  offices of the bank and of its Edge and
  Agreement subsidiaries, and in IBF's:
  Federal funds sold....................................         2,125
Securities purchased under agreements to
  resell................................................           900
Loans and lease financing receivables:
  Loans and leases, net of unearned income     $ 60,826
  Less: Allowance for loan and lease losses       2,326
  Less: Allocated transfer risk reserve........     121
                                               --------
  Loans and leases, net of unearned income,
    allowance, and reserve..............................        58,379
Assets held in trading accounts.........................         8,556
Premises and fixed assets (including
  capitalized leases)...................................         1,238
Other real estate owned.................................           713
Investments in unconsolidated subsidiaries and
  associated companies..................................           112
Customer's liability to this bank on
  acceptance outstanding................................         1,063
Intangible assets.......................................           526
Other assets............................................         9,864
                                                               --------
TOTAL ASSETS............................................       $115,510
                                                               ========


                      LIABILITIES


Deposits
  In domestic offices...................................        $ 51,611
  Noninterest-bearing ...........................$19,050
  Interest-bearing .............................. 32,561
                                                 -------
  In foreign offices, Edge and Agreement subsidiaries,
    and IBF's...........................................          24,886
  Noninterest-bearing .........................$   136
  Interest-bearing ............................   24,750
                                                 -------
Federal funds purchased and securities sold under agree-
  ments to repurchase in domestic offices of the bank and
  of its Edge and Agreement subsidiaries, and in IBF's
  Federal funds purchased...............................           8,496
  Securities sold under agreements to repurchase........             514
Demand notes issued to the U.S. Treasury................           1,501
Other Borrowed money....................................           8,538
Mortgage indebtedness and obligations under capitalized
  leases................................................              20
Bank's liability on acceptances executed and outstanding           1,084
  Subordinated notes and debentures.....................           3,500
Other liabilities.......................................           7,419

TOTAL LIABILITIES.......................................         107,569
                                                                 =======
                      EQUITY CAPITAL

Common stock............................................             620
Surplus.................................................           4,501
Undivided profits and capital reserves..................           2,663
Less: Net unrealized loss on marketable equity
        securities......................................            (159)
Cumulative foreign currency translation adjustments.....              (2)

TOTAL EQUITY CAPITAL....................................           7,941

TOTAL LIABILITIES, LIMITED-LIFE PREFERRED
  STOCK AND EQUITY CAPITAL..............................        $115,510
                                                                ========

I, Joseph L. Sclafani, S.V.P. & Controller of the above-named bank, do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

                    JOSEPH L. SCLAFANI

We, the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in confor-mance with the instructions and is true and correct.

                                             ))
                    WALTER V. SHIPLEY         )
                    EDWARD D. MILLER          ))   DIRECTORS
                    WILLIAM B. HARRISON       )
                                             ))
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